UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2006

BRUKER BIOSCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-30833	04-3110160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Manning Road
Billerica, MA 01821
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 8.01. Other Events.

On June 29, 2006, Bruker BioSciences Corporation (the “Company”) announced the results of its annual meeting of stockholders held today, June 29, 2006, in Boston Massachusetts. Over ninety-seven percent (97%) of all outstanding shares voted. Stockholders voted in favor of all the proposals on the proxy:

•                  The acquisition of all of the outstanding stock of Bruker Optics Inc., a Delaware corporation based in Billerica, Massachusetts (“Bruker Optics”), and the issuance of shares of the Company’s common stock in connection with the acquisition of Bruker Optics.

•                  The amendment of the Company’s certificate of incorporation to increase the number of shares of common stock authorized for issuance from 150,000,000 to 200,000,000.

•                  The amendment of the Company’s amended and restated stock option plan to increase the number of shares of common stock for which options and restricted stock may be granted under the stock option plan from 6,320,000 to 8,000,000.

•                  The election of three Class III directors to hold office until the 2009 annual meeting of stockholders.

•                  The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.

The approval of the Bruker Optics acquisition required the approval of the majority of the Company’s stockholders who voted who are not affiliated with the Bruker Optics stockholders. Of the minority stockholders who voted, in excess of ninety-nine percent (99%) voted in favor of the acquisition.

A copy of the press release issued by the Company on June 29, 2006 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Number

	99.1	Press release dated June 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER BIOSCIENCES CORPORATION (Registrant)

Date: June 29, 2006	By:	/s/ Frank H. Laukien, Ph.D.
Frank H. Laukien, Ph.D.
Chief Executive Officer and President

Exhibit Index

Exhibit Number	Exhibit Name

99.1	Press release dated June 29, 2006.